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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                            ---------------------------

                                       FORM 8-K

              CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934


                                   DATE OF REPORT
                (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 8, 2000


                         ENCHIRA BIOTECHNOLOGY CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                       0-21130               04-3078857

(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS  77381
                              (ADDRESS OF PRINCIPAL
                                EXECUTIVE OFFICES
                                  AND ZIP CODE)

                                  (281) 364-6100
                         (REGISTRANT'S TELEPHONE NUMBER,
                                INCLUDING AREA CODE)


                            ---------------------------

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ITEM 5.  OTHER EVENTS

       On September 8, 2000, Enchira Biotechnology Corporation (the "Company") completed the private placement of units consisting of the Company's Common Stock and warrants to purchase shares of the Company's Common Stock. In the private placement, the Company sold an aggregate of 128.65 units which consisted of an aggregate of 2,000,000 shares of the Company's Common Stock and two year warrants (the "Warrants") to purchase 600,000 shares of the Company's Common Stock at an exercise price of $7.44 per share.

       The Company raised approximately $12.8 million ($12.5 million net of placement fees and expenses). The Company intends to use the net proceeds of the private placement for general corporate purposes.

       The Trout Group, LLC ("Trout Group") and Ten Peaks Capital Corp. ("Ten Peaks") served as placement agents for the private placement. In consideration for such services, the Company paid Ten Peaks placement fees of approximately $159,000, paid Trout Group placement fees of approximately $201,000 and issued a two year warrant to Trout Group to purchase 31,375 shares of the Company's Common Stock at an exercise price of $7.44 per share.

       The private placement was not registered under the Securities Act of 1933, as amended (the "Securities Act"), and was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D. The purchasers in the private placement consisted only of accredited investors.

       The Company has agreed to file a registration statement registering the shares sold in the offering and the shares issuable upon exercise of the Warrants sold in the offering within 60 days of the closing.


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

  EXHIBIT NO.                 DESCRIPTION
  -----------                 -----------
     4.1        --     Form of Subscription Agreement

     4.2        --     Form of Warrant and Placement Agent Warrant

    99.1        --     Press Release






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                                      SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ENCHIRA  BIOTECHNOLOGY CORPORATION

Date: September 20, 2000

                                       By:  /s/ Paul G. Brown, III
                                          ------------------------------------
                                                Paul G. Brown, III
                                                Vice President, Finance and
                                                Administration and Chief
                                                Financial Officer






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